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                                                                    EXHIBIT 3.17



                           ARTICLES OF INCORPORATION
                                      AND
                          CERTIFICATE OF INCORPORATION
                                       OF
                            REALTY MANAGEMENT CORP.
                            -----------------------

      We, the undersigned, being the incorporators of Realty Management Corp. do hereby associate ourselves together to establish a corporation under the Laws of the State of Florida providing for the formation, liabilities, rights, privileges and immunities of a corporation for profit, and do make and file these Articles and this Certificate, hereby declaring and certifying that the facts stated herein are true, and we do hereby certify as follows:


                                   ARTICLE I
                                   ---------
                              NAME OF CORPORATION

      The name of the Corporation shall be: REALTY MANAGEMENT CORP.


                                   ARTICLE II
                                   ----------
                              PRINCIPAL OFFICE OR
                               PLACE OF BUSINESS

      The principal office or place of business of the Corporation in the State of Florida is to be located at No. 716 North Federal Highway, Fort Lauderdale, Broward County, Florida. The Corporation shall have such other offices as it may designate from time to time at other places, both within and without the State of Florida. The name of the Resident Agent is: J. P. Taravella, and the address of the said Resident Agent is: No. 716 North Federal Highway, Fort Lauderdale, Florida.


                                  ARTICLE III
                                  -----------
                           GENERAL NATURE OF BUSINESS

      The nature of the business of the Corporation and the object and purposes proposed to be transacted, promoted and carried on by it are as follows:

                                  [ILLEGIBLE]




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leaseholds and any interest, estates and rights in real property, and any personal or mixed property, and any rights, licenses, and privileges appurtenant to such property; to erect, construct, make, improve and operate or aid or subscribe toward the erection, construction, making, improvement and operation of any and all plants, factories, buildings, warehouses, agencies, depots, offices, houses, equipment and facilities whatsoever in connection with its property or which may appertain to or appear necessary, useful, convenient or appropriate in connection with any of its business or the business of any corporation, association, co-partnership or individual in which the Corporation shall be in any manner interested.

     (b) To lend money and negotiate loans; to draw, accept, endorse, discount, buy, sell and deliver bills of exchange, promissory notes, bonds, debentures and other negotiable instruments and securities; generally to carry on and undertake any business, undertaking, transaction or operation which may seem capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any property or right of the Corporation.

     (c) To manufacture, purchase or otherwise acquire interest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     (d) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, or any scrip, warrants, rights, bonds, debentures, notes, trust receipts, or other securities, obligations, choses in action or evidence of indebtedness or interest, issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the Government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     (e) To purchase, issue, own, hold, sell, draw, accept and discount bonds, stocks of all kinds, promissory notes, bills of exchange, mortgages, liens, leases, contracts in writing and other instruments evidencing any and all rights and interests in and to any real estate, chattels, or choses in action, including the power to exercise all the rights and privileges of owner or owners thereof.

     (f) To borrow or raise money for any of the purposes of the Corporation, in such amounts as the Board of Directors may from time to time determine, to issue bonds, debentures, notes or other obligations of any nature, and in any manner for moneys so borrowed without limit as to the amount, and if and to the extent so determined, to secure the principal thereof, and the interest thereon, by mortgage upon or pledge or conveyance or assignment in trust of, the whole or any part of the Corporation, real or personal, including contract rights either at the time owner or thereafter acquired or in any other manner.

     (g) To acquire all or any part of the good will, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, to pay for the same in cash or stock or bonds or the Corporation or otherwise, to hold, [ILLEGIBLE] or in any manner dispose of the whole or any part of the rights and properties so acquired and to assume (in connection therewith) any liabilities of any such person, [ILLEGIBLE] conduct in any lawful manner the whole or any part of the business thus acquired.

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     (h)  To adopt, apply for, obtain, register, purchase, lease, take assignments or licenses of or otherwise to acquire, or obtain the use of, and to hold, protect, own, use, develop, introduce, advertise, and exploit, and to sell, assign, lease, grant licenses or other rights in respect to, make contracts concerning or otherwise deal with, dispose of or turn to account any copy rights, trade-marks, trade names, brands, labels, patent rights, letters patent and patent applications of the United States of America or of any other country, government or authority, and any inventions, improvements, processes, formulae, mechanical and other combinations, licenses and privileges, whether in connection with or secured under letters patent or otherwise, which are or shall be necessary, convenient, advisable, or adaptable for the utilization by the Corporation in any way directly or indirectly, of such letters patent and patent applications, trade names, trade-marks, copyrights and pending applications therefor, inventions, improvements, processes, formulae, mechanical and other combinations, licenses and privileges.

     (i) To purchase or acquire by gift, devise, bequest or otherwise, and to hold, own, use, lease, mortgage, pledge, sell, convey, assign, transfer, exchange or otherwise dispose of property of every nature and description, real, personal or mixed, or any right or interest therein, without limit as to amount, within or without the State of Florida.

     (j) To enter into, make and perform contracts of every sort and description, which may be necessary or convenient to the carrying on of the business of the Corporation, with any person, firm, association corporation, municipality, body politic, county, state or government or colony or dependency or agent thereof.

     (k) To do all and everything necessary or proper for the accomplishment of the objects enumerated or necessary or incidental to the protection and benefit of the Corporation and in general to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation, whether or not such business is similar in nature to the objects set forth herein, provided the same be not inconsistent with the laws under which the Corporation is organised.

     (l) In general, to carry on any business and to have and exercise all of the powers conferred by the laws of the State of Florida upon corporations formed thereunder, and to do any or all of the things hereinbefore set forth as principal, agent, or otherwise, either alone or in conjunction with others, and in any part of the world.

     (m)  The objects and purposes specified in the foregoing clauses of this
Article III shall, except where otherwise expressed in this Article, be in no wise limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of this Certificate of Incorporation, but shall be regarded as independent objects and purposes and shall be construed as powers as well as objects and purposes.

                                   ARTICLE IV

                                     STOCK

     The authorized Capital Stock of this Corporation shall consist of Five Thousand (5,000) shares of Common Stock having a par value of One ($1.00) Dollar per share.

     The minimum amount of capital with which the Corporation will commence business is Five Hundred ($500.00) Dollars.

     All shares of said stock shall be payable in cash, property, labor or services at a just valuation to be fixed by the Board of Directors at a


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meeting called for that purpose; property, labor or services may be purchased, or paid for, with the Capital Stock at a just valuation to be fixed by the Board of Directors at a meeting called for that purpose.

                                   ARTICLE V

                                PREEMPTIVE RIGHT

     No stockholder of this Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorised, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorised, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

                                   ARTICLE VI

                                 INCORPORATORS

     The names and places of residence of each of the Incorporators are as follows:

               NAME                               RESIDENCE

          James S. Hunt                      716 North Federal Highway
                                             Fort Lauderdale, Florida

          James S. Hunt, Jr.                 716  North Federal Highway
                                             Fort Lauderdale, Florida

          J. P. Taravella                    716 North Federal Highway
                                             Fort Lauderdale, Florida


                                  ARTICLE VII

                              CORPORATE EXISTENCE

     The Corporation shall have perpetual existence.


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                                  ARTICLE VIII

                               BOARD OF DIRECTORS

      The business of the Corporation shall be managed by the Board of Directors, except as otherwise required by law. The Board of Directors may by resolution or resolutions passed by a majority of the whole [ILLEGIBLE], designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to [ILLEGIBLE] the seal of the Corporation to be affixed to all papers which [ILLEGIBLE] require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

      The number of Directors of the Corporation, which shall never be less than three, shall be fixed from time to time by the By-Laws and may be altered from time to time by amendment of the By-Laws. In case of any increase in the number of Directors, the additional Directors subject to the provisions of this Certificate shall be elected as may be provided in the By-Laws.

      None of the Directors need be a stockholder of the Corporation or a resident of the State of Florida.

      The Board of Directors may make By-Laws and from time to time may alter, amend or repeal any By-Laws but any By-Laws made by the Board of Directors may be altered, amended or repealed by the stockholders at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alterations, amendment or repeal is included in the notice of such meeting.

      The Board of Directors shall have power from time to time to set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish such reserve in the manner for which it was created and to fix and determine and to vary the [ILLEGIBLE] of the working capital of the Corporation and to direct and determine the use and disposition of the working capital and of any surplus or net profits over and above the capital stock [ILLEGIBLE].


                                      -5-

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      The Board of Directors may from time to time establish, re-establish, amend, alter or repeal and may put into effect and carry out such a plan or plans as may from time to time be approved by said Board of Directors for the distribution among or sale to the officers and employees of the Corporation, or any of them, in addition to their regular salaries, or wages, of any moneys or other property of the Corporation or of any shares of stock of the Corporation, of any class, in consideration for or in recognition of the services rendered or labor done by such officers and employees.

      The stockholders and the Board of Directors shall have power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Florida and at such place or places as from time to time may be provided by the By-Laws except as otherwise required by the laws of the State of Florida.

      The Board of Directors from time to time shall determine whether and to what extent and at what times and places, and under what conditions and regulations the accounts and books of the Corporation or any of them shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by resolution of the Board of Directors.

      In the absence of fraud, no contract or other transaction of the Corporation shall be affected or invalidated in any way by the fact that any of the Directors of the Corporation are in anywise interested in or connected with any other party to such contract or transaction or are themselves parties to such contract or transaction, provided that such interest shall be fully disclosed or otherwise known to the Board of Directors at the meeting of said Board at which such contract or transaction is authorized or confirmed, and provided further that at the meeting of the Board of Directors authorising or confirming such contract or transaction there shall be present a quorum of Directors not so interested or connected and such contract or transaction shall be approved by a majority of such quorum. Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee thereof, which shall be ratified by a majority of a quorum of the stockholders of the Corporation having voting power at


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any annual meeting or any special meeting called for such purpose shall be as valid and as binding as though ratified by every stockholder of the Corporation. Any Director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a Director of such subsidiary or affiliated corporation.

     The By-Laws of the Corporation may provide that in order to induce officers and Directors of the Corporation to continue to serve as such and to induce others to serve as officers and/or Directors and in consideration of such service, the Corporation shall indemnify and hold harmless each Director and each officer, serving the Corporation at the time of the adoption of such By-Law provision or thereafter, from and against any and all claims and liabilities to which he may be or become subject by reason of his being or having been a Director and/or officer of the Corporation at any time as aforesaid and/or by reason of his alleged acts or omissions as a Director and/or officer as aforesaid, and shall reimburse each Director and each officer of the Corporation for all legal and other expenses reasonably incurred by him in connection with defending against any such claims or liabilities, provided, however, that no Director or officer shall be indemnified against, or be reimbursed for any expenses incurred in defending against, any claim or liability arising out of his own negligence or wilful misconduct. The foregoing rights of indemnification of Directors and officers shall be in addition to all other rights to which they may be entitled by law, by the Certificate of Incorporation, the By-Laws or by resolution or resolutions adopted from time to time by the Executive Committee of the Board of Directors and/or the Board of Directors and/or the Stockholders.

                                   ARTICLE IX

                             OFFICERS AND DIRECTORS

     The names and post office addresses of the officers and directors of this Corporation, who shall hold office for the first year, or until their successors are chosen, whichever first occurs, shall be:


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James S. Hunt                      President and Chairman of the Board
716 North Federal Highway
Fort Lauderdale, Florida

J. P. Taravella                    Executive Vice President and Director
716 North Federal Highway
Fort Lauderdale, Florida

James S. Hunt, Jr.                 Vice President, Assistant Secretary
716 North Federal Highway          and Treasurer and Director
Fort Lauderdale, Florida

                                   ARTICLE X
                                  SUBSCRIBERS

     The name and post office address of each subscriber and the number of shares of stock each agrees to take are:

     James S. Hunt                 500 shares
     716 North Federal Highway     $500.00
     Fort Lauderdale, Florida

     J. P. Taravella               250 shares
     716 North Federal Highway     $250.00
     Fort Lauderdale, Florida

     James S. Hunt, Jr.            250 shares
     716 North Federal Highway     $250.00
     Fort Lauderdale, Florida

                                   ARTICLE XI
                                   ASSIGNMENT
     The original incorporators of this Corporation and the subscribers to the capital stock shall have the right to, before or after the organization of same, assign and deliver their subscription of stock herein to any other persons who may hereafter become subscribers to the capital stock of this Corporation, who, upon acceptance of such assignment, shall stand in lieu of the original incorporators and subscribers and assume and carry out all of the rights, liabilities and duties entailed by said subscription subject to the laws of the State of Florida and the execution of this power.

                                  ARTICLE XII
                            LIMITATION OF LIABILITY
    The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever, and no stockholder, whose stock is fully paid, shall be personally liable to the creditors of the Corporation for debts of the Corporation.

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                                  ARTICLE XIII

                                INDEMNIFICATION

     The By-Laws of the Corporation may provide that in order to induce officers and directors of the Corporation to continue to serve as such and to induce others to serve as officers and/or directors of the Corporation or any subsidiary and in consideration of such service, the Corporation shall indemnify and hold harmless each person serving the Corporation or any subsidiary as an officer or director at the time of the adoption of such By-Law provision or thereafter, from and against any and all claims and liabilities to which he may be or become subject by reason of his being or having been such director and/or officer at any time as aforesaid and/or by reason of his alleged acts or omissions as such officer and/or director as aforesaid, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with defending against any such claims or liabilities, provided, however, that no director or officer shall be indemnified against, or be reimbursed for any expenses incurred in defending against any claim or liability as to which it is adjudged that such person has been guilty of negligence or wilful misconduct. The foregoing rights of indemnification of directors and officers shall be in addition to all other rights to which they may be entitled by law by the Certificate of Incorporation, the By-Laws or by resolution or resolutions adopted from time to time by the Executive Committee of the Board of Directors and/or the Board of Directors and/or the Stockholders.

     IN WITNESS WHEREOF AND OF THE FOREGOING, we have hereunto set our hands and seals this 10th day of October, 1962.

                                                  /s/ JAMES S. HUNT  (SEAL)
                                                  -------------------
                                                  James S. Hunt

                                                  /s/ JAMES S. HUNT, JR.  (SEAL)
                                                  ------------------------
                                                  James S. Hunt, Jr.

                                                  /s/ J.P. TARAVELLA  (SEAL)
                                                  --------------------
                                                  J.P. Taravella

STATE OF FLORIDA  :
                    SS:
COUNTY OF BROWARD :

     I HEREBY CERTIFY that on this the 10th day of October, 1962, personally came and appeared before me, the undersigned authority, JAMES S. HUNT, JAMES S. HUNT, JR. and J. P. TARAVELLA, all to me well known, and well known by me to be the persons of that name described in and who severally acknowledged to me that they executed the foregoing "ARTICLES OF INCORPORATION AND CERTIFICATE OF INCORPORATION" as their free and voluntary act and deed and for the uses and purposes there in set forth and expressed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year above written.

                                        /s/ [SIGNATURE ILLEGIBLE]
                                        ----------------------------------------
                                                     NOTARY PUBLIC
         My Commission Expires:
                [SEAL]

                             ARTICLES OF AMENDMENT
                                     to the
                           ARTICLES OF INCORPORATION
                                       of
                            REALTY MANAGEMENT CORP.
                              changing its name to
                            CORAL RIDGE REALTY, INC.


     THE UNDERSIGNED CORPORATION, in accordance with Chapter 607.187 Florida Statutes, hereby adopts the following Articles of Amendment to its Articles of
Incorporation:

                                   ARTICLE I.

     The name of the Corporation is REALTY MANAGEMENT CORP. and its Charter Number is 263632.

                                  ARTICLE II.

     The following amendment to the Corporation's Articles of Incorporation is hereby adopted:

     Article 1 of the Articles of Incorporation is amended to read as follows:

     The name of the Corporation shall be: CORAL RIDGE REALTY, INC.

                                  ARTICLE III.

     The foregoing amendment to the Corporation's Articles of Incorporation was adopted by the Corporation's sole shareholder on the 16th day of July, 1984, in accordance with Chapters 607.181(4) and 607.394 Florida Statutes.

                                  ARTICLE IV.

     This amendment shall take effect on the latter to occur of July 18, 1984 or filing with the Florida Department of State.

     IN WITNESS WHEREOF, the undersigned Corporation has executed these Articles of Amendment as of the 16th day of July, 1984.

                                                     REALTY MANAGEMENT CORP.

                                                     By: /s/ A.N. MALANOS
                                                         -----------------------
                                                        A.N. Malanos, President

                                                     [Corporate Seal]
Attest:

/s/ R.R. STEVENS
-------------------------
R.R. Stevens, Secretary

                            WRITTEN CONSENT BY SOLE
                             SHAREHOLDER IN LIEU OF
                             SPECIAL MEETING OF THE
                                SHAREHOLDERS OF
                            REALTY MANAGEMENT CORP.

     The undersigned, being and constituting the sole shareholder of Realty Management Corp., a Florida corporation, hereinafter referred to as the "Corporation", in accordance with Chapters 607.181(4) and 607.394 Florida Statutes, hereby consents and agrees to the following corporation action:

     RESOLVED: The Corporation's Articles of Incorporation shall be amended to change the Corporation's name to: CORAL RIDGE REALTY, INC.

     FURTHER RESOLVED: The President and Secretary of the Corporation are hereby authorized and directed to execute and file with the Florida Department of State, in Tallahassee, Florida, Articles of Amendment to the Corporation's Articles of Incorporation not inconsistent with the foregoing resolution.

     Dated this 16th day of July, 1984.

                                        CORAL RIDGE PROPERTIES, INC.

                                        By: /s/ W. BUNTEMEYER
                                            ------------------------------------
                                            W. Buntemeyer, President

Attest:

/s/ A. N. MALANOS                                 [Corporate Seal]
-----------------------------------
A. N. Malanos, Secretary